INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-09717 of Union Acceptance Corporation on Form S-8 of our report dated July 29, 1999 appearing in this Annual Report on Form 10-K of Union Acceptance Corporation for the year ended June 30, 1999.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana

September 27, 1999